Delaware The First State Page 1 4055778 8100X Authentication: 204644525 SR# 20213749624 Date: 11-09-21 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “EVOFEM BIOSCIENCES, INC.” AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: RESTATED CERTIFICATE, FILED THE TWENTY-FOURTH DAY OF NOVEMBER, A.D. 2014, AT 1:30 O`CLOCK P.M. CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "NEOTHETICS, INC." TO "EVOFEM BIOSCIENCES, INC.", FILED THE SEVENTEENTH DAY OF JANUARY, A.D. 2018, AT 11:17 O`CLOCK A.M. CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE ELEVENTH DAY OF MARCH, A.D. 2019, AT 3:42 O`CLOCK P.M. CERTIFICATE OF DESIGNATION, FILED THE TWENTY-FOURTH DAY OF MARCH, A.D. 2020, AT 4:30 O`CLOCK P.M. CERTIFICATE OF DESIGNATION, FILED THE ELEVENTH DAY OF OCTOBER, A.D. 2021, AT 12:30 O`CLOCK P.M.

Delaware The First State Page 2 4055778 8100X Authentication: 204644525 SR# 20213749624 Date: 11-09-21 You may verify this certificate online at corp.delaware.gov/authver.shtml CERTIFICATE OF DESIGNATION, FILED THE ELEVENTH DAY OF OCTOBER, A.D. 2021, AT 12:31 O`CLOCK P.M.

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF "EVOFEM BIOSCIENCES, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE TWENTY-FOURTH DAY OF NOVEMBER, A.D. 2014, AT 1:30 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "NEOTHETICS, INC." TO "EVOFEM BIOSCIENCES, INC.", FILED THE SEVENTEENTH DAY OF JANUARY, A.D. 2018, AT 11:17 O`CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE ELEVENTH DAY OF MARCH, A.D. 2019, AT 3:42 O`CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-FOURTH DAY OF MARCH, A.D. 2020, AT 4:30 O`CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE ELEVENTH DAY OF OCTOBER, A.D. 2021, AT 12:30 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4055778 8100X
SR# 20213749624

Authentication: 204644525
Date: 11-09-21

Delaware

The First State

CERTIFICATE OF DESIGNATION, FILED THE ELEVENTH DAY OF OCTOBER, A.D. 2021, AT 12:31 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4055778 8100X
SR# 20213749624

Authentication: 204644525
Date: 11-09-21

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NEOTHETICS, INC.,
a Delaware corporation

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:30 PM 11/24/2014
FILED 01:30 PM 11/24/2014
SRV 141448955 - 4055778 FILE

The undersigned, George Mahaffey, hereby certifies that:

1. He is the duly elected and acting President and Chief Executive Officer of Neothetics, Inc., a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware on February 1, 2007, under the name Lipothera, Inc., as thereafter amended.

3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I.

The name by which the corporation is to be known is Neothetics, Inc. (the "Corporation").

ARTICLE II.

The address of the Corporation's registered office in the State of Delaware and the County of Kent is 615 South DuPont Highway, Dover, Delaware 19901. The name of its registered agent at such address is National Corporate Research, Ltd. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board of Directors") may designate or as the business of the Corporation may from time to time require.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

ARTICLE IV.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 305,000,000 shares, consisting of (a) 300,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"), and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

The designations, preferences, privileges, rights and voting powers and any limitations, restrictions or qualifications thereof, of the shares of each class are as follows:

(a) The holders of outstanding shares of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, each holder of record of Common

Stock being entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation, except as may be provided in this Amended and Restated Certificate of Incorporation, in a Preferred Stock Designation (as hereinafter defined), or as required by law.

(b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this Section (b) of Article IV) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation") as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i) The designation of the series, which may be by distinguishing number, letter or title.

(ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(iii) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(iv) Dates at which dividends, if any, shall be payable.

(v) The redemption rights and price or prices, if any, for shares of the series.

(vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(vii) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the

Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(ix) Restrictions on the issuance of shares of the same series or of any other class or series.

(x) The voting rights, if any, of the holders of shares of the series.

ARTICLE V.

The term of existence of the Corporation is to be perpetual.

ARTICLE VI.

The number of its directors shall be determined in the manner provided in the Bylaws of the Corporation.

ARTICLE VII.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I, Class II and Class III. At the first annual meeting of stockholders after the filing of this Amended and Restated Certificate of Incorporation, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the second annual meeting of stockholders, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the third annual meeting of stockholders, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.

Notwithstanding the foregoing provisions of this Article VII, each director shall serve until such director's successor is duly elected and qualified or until such director's death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VIII.

Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of all of the issued and outstanding capital stock of the Corporation authorized by law or by this Amended and Restated Certificate of Incorporation to vote on such action, and such writing or writings are filed with the permanent records of the Corporation.

ARTICLE IX.

Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies) or the Chief Executive Officer of the Corporation, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

ARTICLE X.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal the Bylaws under applicable law as it presently exists or may hereafter be amended. Stockholders of the Corporation are authorized to make, alter and repeal the Bylaws of the Corporation only pursuant to Article XV of the Bylaws of the Corporation.

ARTICLE XI.

A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment or modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE XII.

(a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a "Covered Person") who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or

completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a "proceeding"), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which this Section (a) of Article XII is in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys' fees), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in Section (b) of this Article XII, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section (a) of Article XII and such rights as may be conferred in the Bylaws of the Corporation shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, in accordance with the Bylaws of the Corporation. The rights conferred upon Covered Persons in this Section (a) of Article XII shall be contract rights that vest at the time of such person's service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit. In accordance with the Bylaws of the Corporation, if a claim for indemnification under Section (a) of this Article XII is not paid in full within sixty (60) days after a written claim has been received by the Corporation, the Covered Person making such claim may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

(c) Non Exclusivity of Rights. In accordance with the Bylaws of the Corporation, the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred any Covered Person by Section (a) of this Article XII (i) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the

Corporation with respect to a Covered Person's service occurring prior to the date of such termination.

ARTICLE XIII.

The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of the Bylaws of the Corporation or the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

ARTICLE XIV.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation, the Corporation may adopt, amend or repeal this Amended and Restated Certificate of Incorporation; provided that Articles VI, VII, VIII, IX, X, XII and this Article XIV may only be amended or repealed by the affirmative vote of the holders of record of no less than 80% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation.

IN WITNESS WHEREOF, Neothetics, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 24th day of November, 2014.

George Mahaffey
President and Chief Executive Officer

WEST\248228023.2

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NEOTHETICS, INC.

Neothetics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "**Corporation**"), hereby certifies as follows:

1. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 1, 2007 under the name Lipothera, Inc.

2. Article I of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation is hereby amended to read in its entirety as follows:

"The name of the Corporation is Evofem Biosciences, Inc. (hereinafter, the "Corporation")."

3. The following paragraph is hereby inserted after the first paragraph in Article IV of the Amended and Restated Certificate of Incorporation:

> "Upon the close of trading on the NASDAQ Capital Market on January 17, 2018 (the "Effective Time"), each six (6) shares of the Common Stock, par value $0.0001 per share, of the Corporation issued and outstanding or held in treasury at the Effective Time shall be reclassified as and changed into one (1) share of Common Stock, par value $0.0001 per share, of the Corporation, without any action by the holders thereof. In lieu of any fractional shares to which a holder of shares of Common Stock of the Corporation would be otherwise entitled, the Corporation shall pay in cash, without interest, an amount equal to such fractional interest (after taking into account and aggregating all shares of Common Stock then held by such holder) multiplied by the closing price of the Common Stock as last reported on the NASDAQ Capital Market on the day of the Effective Time (determined on a post-split basis)."

4. The following new paragraph is hereby inserted as Article XV:

> "The Corporation shall not be governed by or subject to the provisions of Section 203 of the Delaware General Corporation Law."

5. This Certificate of Amendment has been duly authorized and adopted by the Corporation's Board of Directors in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

(Signature page follows)

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:17 AM 01/17/2018
FILED 11:17 AM 01/17/2018
SR 20180297165 - File Number 4055778

IN WITNESS WHEREOF, Neothetics, Inc. has caused this Certificate of Amendment to be signed by Susan Knudson, a duly authorized officer of the Corporation, on January 17, 2018.

Susan Knudson
Chief Financial Officer

[Signature page to Certificate of Amendment]

STATE OF DELAWARE
CERTIFICATE OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is EVOFEM BIOSCIENCES, INC.

2. The Registered Office of the corporation in the State of Delaware is changed to 251 Little Falls Drive (street), in the City of Wilmington, DE, County of New Castle Zip Code 19808. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By: /s/ Alexander A. Fitzpatrick
Authorized Officer

Name: Alexander A. Fitzpatrick, Secretary
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:30 PM 03/24/2020
FILED 04:30 PM 03/24/2020
SR 20202347992 - File Number 4055778

CERTIFICATE OF DESIGNATION OF THE SERIES A PREFERRED STOCK OF EVOFEM BIOSCIENCES, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

The undersigned officers of Evofem biosciences, Inc., a Delaware corporation (the "Corporation"), DO HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors of the Corporation by its Amended and Restated Certificate of Incorporation as currently in effect (the "Certificate of Incorporation"), the said Board of Directors, at a duly called meeting held on March 24, 2020, at which a quorum was present and acted throughout, adopted the following resolution, which resolution remains in full force and effect on the date hereof, creating a series of Preferred Stock having a par value of $0.0001 per share, designated as Series A Preferred Stock (the "Series A Preferred Stock"), out of the Corporation's authorized shares of preferred stock of the par value of $0.0001 per share (the "Preferred Stock"):

RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors in accordance with applicable law and the provisions of the Certificate of Incorporation, the Board of Directors hereby creates, authorizes and provides for 1,000,000 shares of the Corporation's authorized Preferred Stock to be designated and issued as the "Series A Preferred Stock," having the relative rights, preferences and limitations that are set forth as follows:

1. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1,000) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of February, May, August and November in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Unit of Series A Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend

Payment Date, since the first issuance of a Unit of Series A Preferred Stock. In the event that the Corporation shall at any time after March 24, 2020 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event under clause (i)(b) or clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on Units of Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per Unit on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of a Unit of Series A Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all Units of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

2. Voting Rights. The holders of Units of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall, at any time after the Rights Declaration Date, (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in

each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction (y) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the Certificate of Incorporation or the Bylaws of the Corporation or as required by law, the holders of Units of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

3. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Preferred Stock as provided herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

(ii) declare or pay dividends on, or make any other distributions on, any shares of parity stock, except dividends paid ratably on Units of Series A Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

(iv) redeem or purchase or otherwise acquire for consideration any Units of Series A Preferred Stock, or any shares of parity stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units and shares of parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series and classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation, unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

4. Reacquired Shares. Any Units of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled

promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued shares (or fractions of shares) of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

5. Liquidation, Dissolution or Winding Up.

(A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock, unless the holders of Units of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $0.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

(B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 5 shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

6. Consolidation, Merger, *etc*. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction (y) the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and (z) the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

7. Redemption. The Units of Series A Preferred Stock and shares of Series A Preferred Stock shall not be redeemable.

8. Ranking. The Units of Series A Preferred Stock and shares of Series A Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

9. Fractional Shares. The Series A Preferred Stock may be issued in Units or other fractions of a share, which Units or other fractions shall entitle the holder, in proportion to such holder's Units or other fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

10. Amendment. At any time when any Units of Series A Preferred Stock are outstanding, neither the Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Units of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Preferred Stock, voting separately as a class.

11. Certain Definitions. As used in this resolution with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

(A) The term "Common Stock" shall mean the class of stock designated as the common stock, par value $0.0001 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the common stock.

(B) The term "junior stock" (i) as used in Section 3, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Preferred Stock has preference or priority as to dividends and (ii) as used in Section 5, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Preferred Stock has preference or priority in any liquidation, dissolution or winding up of the Corporation.

(C) The term "parity stock" (i) as used in Section 3, shall mean any class or series of capital stock of the Corporation hereafter authorized or issued ranking *pari passu* with the Series A Preferred Stock as to dividends and (ii) as used in Section 5, shall mean any class or series of capital stock of the Corporation ranking *pari passu* with the Series A Preferred Stock in any liquidation, dissolution or winding up.

IN WITNESS WHEREOF, Evofem Biosciences, Inc. has caused this Certificate of Designation to be signed by its Chief Executive Officer and its Secretary this March 24, 2020.

EVOFEM BIOSCIENCES, INC.

By: /s/ Saundra Pelletier
Name: Saundra Pelletier
Title: Chief Executive Officer

By: /s/ Alexander A. Fitzpatrick
Name: Alexander A. Fitzpatrick
Title: Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:30 PM 10/11/2021
FILED 12:30 PM 10/11/2021
SR 20213477179 - File Number 4055778

EVOFEM BIOSCIENCES, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B-1 CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

The undersigned officers of Evofem Biosciences, Inc., a Delaware corporation (the "Corporation"), DO HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by its Amended and Restated Certificate of Incorporation as currently in effect (the "Certificate of Incorporation"), the said Board of Directors, at a duly called meeting held on October 6, 2021, at which a quorum was present and acted throughout, adopted the following resolution, which resolution remains in full force and effect on the date hereof, creating a series of preferred stock having a par value of $0.0001 per share, designated as Series B-1 Convertible Preferred Stock (the "Series B-1 Preferred Stock"), out of the Corporation's authorized shares of preferred stock of the par value of $0.0001 per share (the "Preferred Stock"):

RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors in accordance with applicable law and the provisions of the Certificate of Incorporation, the Board of Directors hereby creates, authorizes and provides for 5,000 shares of the Corporation's authorized Preferred Stock to be designated and issued as the "Series B-1 Convertible Preferred Stock," having the relative rights, preferences and limitations that are set forth as follows:

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

"Bloomberg" means Bloomberg, L.P.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Certificate of Designation" shall mean this Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock.

"Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin Board of Directors for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holder. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Corporation or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, Preferred Stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B-1 Preferred Stock in accordance with the terms hereof.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Holder" shall mean each of the holders of the Series B-1 Preferred Stock.

"Nasdaq Stockholder Approval" means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Corporation with respect to the issuance of shares of Common Stock upon conversion of the Series B-1 Preferred Stock and Series B-2 Preferred Stock in excess of 19.99% of the issued and outstanding Common Stock on the Original Issue Date without regard to any restrictions or limitations set forth under this Certificate of Designation or the Series B-2 Certificate of Designation.

"Original Issue Date" means the date of the first issuance of any shares of Series B-1 Preferred Stock.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Securities Purchase Agreement" means the Securities Purchase Agreement entered into by and between the Corporation and the Holders on October 11, 2021 for the purchase of the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.

"Series B-2 Certificate of Designation" shall mean the Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock.

"Series B-2 Preferred Stock" means the series of preferred stock having a par value of $0.0001 per share, designated as Series B-2 Convertible Preferred Stock, out of the Corporation's authorized shares of Preferred Stock.

"Trading Day" means a day on which the principal Trading Market is open for business.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq

Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

"Transaction Documents" means this Certificate of Designation, the Series B-2 Certificate of Designation, the Securities Purchase Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated therein.

"Transfer Agent" means Philadelphia Stock Transfer, the current transfer agent of the Corporation, with a mailing address of 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003, and any successor transfer agent of the Corporation.

Section 2. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series B-1 Convertible Preferred Stock and the number of shares so designated shall be 5,000. Each share of Series B-1 Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1,000.00 per share (the "Stated Value"). The shares of Series B-1 Preferred Stock shall initially be issued and maintained in electronic book-entry form.

Section 3. Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 8, the Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of the Series B-1 Preferred Stock pari passu with any distribution to the holders of Series B-2 Preferred Stock, and equal (on an as-if-converted-to-Common-Stock basis, disregarding for such purposes any conversion limitations hereunder) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Series B-1 Preferred Stock, subject to and in accordance with Section 8 below.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Series B-1 Preferred Stock shall have no voting rights. However, as long as any shares of Series B-1 Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B-1 Preferred Stock (the "Requisite Holders"), (a) alter or change adversely the powers, preferences or rights given to the Series B-1 Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series B-1 Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. Notwithstanding the foregoing, the affirmative vote of the Requisite Holders shall not be required for the Corporation to file the Series B-2 Certificate of Designation.

Section 5.

a) Liquidation. Upon (i) any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders of the Series B-1 Preferred Stock and holders of Series B-2 Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets, whether capital or surplus, of the Corporation, or (ii) in the event of a Deemed Liquidation Event (as defined below), the Holders of the Series B-1 Preferred Stock and holders of Series B-2 Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, in each case before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share of Series B-1 Preferred Stock and Series B-2 Preferred Stock equal to the Stated Value (the "Liquidation Amount"). After the payment to the Holders of the Series B-1 Preferred Stock and the holders of the Series B-2 Preferred Stock of all amounts distributable pursuant to this Section 5, the Holders of outstanding shares of Series B-1 Preferred Stock and holders of Series B-2 Preferred Stock will have no right or claim, based on their ownership of shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock, to any of the remaining assets of the Corporation by reason of their ownership of Series B-1 Preferred Stock or Series B-2 Preferred Stock. For the avoidance of doubt, any remaining assets available for distribution to the stockholders of the Corporation after payment in full of the Liquidation Amount, or in the case of a Deemed Liquidation Event, the consideration not payable to the Holders of the Series B-1 Preferred Stock and the holders of Series B-2 Preferred Stock as set forth above or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder. If upon any such Liquidation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders of shares of Series B-1 Preferred Stock and the holders of the Series B-2 Preferred Stock the full amount to which they shall be entitled under this Section 5, the holders of shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock shall share ratably and on a pari passu basis in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

b) Deemed Liquidation Events.

i. Definition. Each of the following events shall be considered a "Deemed Liquidation Event" unless the holders of a majority of the outstanding Series B-1 Preferred Stock and Series B-2 Preferred Stock (as a single class) elect otherwise by written notice

sent to the Corporation at least twenty (20) days prior to the effective date of any such event:

(a) a merger or consolidation in which:

(i) the Corporation is a constituent party; or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b) (1) the sale, lease, transfer, or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, or other disposition is to a wholly owned subsidiary of the Corporation.

ii. Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 5(b)(i)(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the "Merger Agreement") provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated to the holders of capital stock of the Corporation in accordance with this Section 5.

(b) In the event of a Deemed Liquidation Event referred to in Section 5(b)(i)(a)(ii) or 5(b)(i)(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed

Liquidation Event, then (i) the Corporation shall send a written notice to each Holder of the Series B-1 Preferred Stock and holder of Series B-2 Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock, and (ii) if the holders of a majority of the outstanding Series B-1 Preferred Stock and Series B-2 Preferred Stock (as a single class) so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the "Available Proceeds"), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem, on a pari passu basis, all outstanding shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock at a price per share equal to the applicable Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock, the Corporation shall redeem a pro rata portion of each holder's shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders.

iii. Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer,, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Series B-1 Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Sections 6(d) and 6(e)) determined by dividing the Stated Value of such share of Series B-

1 Preferred Stock by the Conversion Price then in effect. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Series B-1 Preferred Stock to be converted, the number of shares of Series B-1 Preferred Stock owned prior to the conversion at issue, the number of shares of Series B-1 Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile or e-mail such Notice of Conversion to the Corporation (such date, the "Conversion Date"). Upon delivery of the Notice of Conversion, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which the shares of Series B-1 Preferred Stock have been converted irrespective of the date of delivery of the Conversion Shares. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversion of shares of Series B-1 Preferred Stock, a Holder shall not be required to surrender the book-entry statement(s) evidencing such shares of Series B-1 Preferred Stock to the Corporation.

b) Conversion Price. The conversion price per Conversion Share for the Series B-1 Preferred Stock shall equal, with respect to any Conversion Date on which shares of Series B-1 Preferred Stock are being converted pursuant to this Section 6, the greater of (i) the Fixed Conversion Price on such Conversion Date and (ii) the Variable Conversion Price on such Conversion Date (the greater of (i) and (ii), the "Conversion Price"). "Fixed Conversion Price" means, $0.60, subject to adjustment herein. "Variable Conversion Price" means, with respect to any Conversion Date on which shares of Series B-2 Preferred Stock are being converted pursuant to this Section 6, the price computed as the product of (X) 0.85, multiplied by (Y) the arithmetic average of the five (5) Closing Sale Prices per share of Common Stock during the five (5) consecutive Trading-Day period ending on and including the Trading Day immediately preceding such Conversion Date (such period, the "Variable Conversion Measuring Period") (all such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Variable Conversion Measuring Period).

c) Mechanics of Conversion

i. Delivery of Conversion Shares Upon Conversion. Promptly after each Conversion Date but in any case within the earlier of (i) two (2) Trading Days and (ii) the

Standard Settlement Period thereof (the "Share Delivery Date"), the Corporation shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Series B-1 Preferred Stock, which Conversion Shares shall be issued free of restrictive legends and trading restrictions, and a wire transfer of immediately available funds in the amount of accrued and unpaid dividends, if any. Conversion Shares issuable hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit or Withdrawal at Custodian system ("DWAC") if the Transfer Agent is then a participant in the DTC Fast Automated Securities Transfer Program, and otherwise by physical delivery of a book-entry statement(s), registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder is entitled pursuant to such conversion to the address specified by the Holder in the Notice of Conversion. If the number of shares of Series B-1 Preferred Stock to be converted pursuant to the applicable Notice of Conversion is less than the number of shares of Series B-1 Preferred Stock owned by the Holder immediately prior to the conversion effected pursuant to the applicable Notice of Conversion, then the Corporation shall, at its own expense, deliver (or cause its Transfer Agent to deliver) to the converting Holder a new book-entry statement, registered in the name of the Holder or its designee, evidencing the number of shares of Series B-1 Preferred Stock equal to (x) the number of shares of Series B-1 Preferred Stock owned by the Holder immediately prior to the conversion effected pursuant to the applicable Notice of Conversion, less (y) the number of shares of Series B-1 Preferred Stock converted pursuant to the applicable Notice of Conversion. The Corporation agrees to maintain a transfer agent that is a participant in the DTC Fast Automated Securities Transfer Program so long as any shares of Series B-1 Preferred Stock remain outstanding. As used herein, "Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the Corporation's primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion. Notwithstanding the foregoing, with respect to any Notice(s) of Conversion delivered by 12:00 p.m. (New York City time) on the Original Issue Date, the Corporation agrees to deliver the Conversion Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Original Issue Date.

ii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such conversion pursuant to the applicable Notice of Conversion and (i) the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant

to the rescinded Notice of Conversion and (ii) the Corporation shall, at its own expense, deliver (or cause its Transfer Agent to deliver) to the converting Holder a new book-entry statement, registered in the name of the Holder or its designee, evidencing the number of shares of Series B-1 Preferred Stock owned by the Holder immediately prior to the conversion pursuant to the applicable Notice of Conversion.

iii. Obligation Absolute; Partial Liquidated Damages. The Corporation's obligation to issue and deliver the Conversion Shares upon conversion of Series B-1 Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Series B-1 Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series B-1 Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Series B-1 Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) on the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Stated Value of the Series B-1 Preferred Stock being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity

including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iv. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder's total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series B-1 Preferred Stock equal to the number of shares of Series B-1 Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B-1 Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver the Conversion Shares upon conversion of the shares of Series B-1 Preferred Stock as required pursuant to the terms hereof.

v. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B-1 Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series B-1 Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 8) upon the conversion of the then outstanding shares of Series B-1 Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B-1 Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Series B-1 Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, all of which taxes shall be paid by the Corporation, and such Conversion Shares shall be issued in the name of such Holder or in such name or names as may be directed by such Holder, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Series B-1 Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to DTC (or another established clearing corporation performing similar functions) required for same- day electronic delivery of the Conversion Shares.

viii. Registration; Book-Entry. The Corporation or its Transfer Agent shall maintain a register (the "Register") for the recordation of the names and addresses of the Holders of each share of Series B-1 Preferred Stock and the Stated Value of such shares. Each Holder

and the Corporation shall maintain records showing the Stated Value converted and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of a book-entry statement upon conversion. If the Corporation or its Transfer Agent, as applicable does not update the Register to record such Stated Value converted and the dates of such conversions within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Series B-1 Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error.

ix. Pro Rata Conversion; Disputes. In the event that the Corporation receives a Conversion Notice from more than one Holder or holder of Series B-2 Preferred Stock for the same Conversion Date and the Corporation can convert some, but not all, of such Series B-1 Preferred Stock submitted for conversion, the Corporation shall convert from each Holder electing to have Series B-1 Preferred Stock converted on such date a pro rata amount of such Holder's shares of Series B-1 Preferred Stock submitted for conversion on such date based on the number of Shares of Series B-1 Preferred Stock submitted for conversion on such date by such Holder relative to the aggregate number of shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock submitted for conversion on such date. In the event of a dispute as to the number of Conversion Shares issuable to a Holder in connection with a conversion of Series B-1 Preferred Stock, the Corporation shall issue to such Holder the number of Conversion Shares not in dispute and use commercially reasonable efforts to resolve such dispute with such Holder.

d) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series B-1 Preferred Stock, and a Holder shall not have the right to convert any portion of the Series B-1 Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any Persons acting as a group together with such Holder or any of such Holder's Affiliates (such Persons, "Attribution Parties")) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series B-1 Preferred Stock and, as applicable, Series B-2 Preferred Stock, with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of the Series B-1 Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the

Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series B-1 Preferred Stock and, as applicable, Series B-2 Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Series B-1 Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties, including without limitation, any shares of Series B-2 Preferred Stock) and of how many shares of Series B-1 Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Series B-1 Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Series B-1 Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation's most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder (which may be via email), the Corporation shall within three Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series B-1 Preferred Stock and, as applicable, the Series B-2 Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% (or upon the election by a Holder prior to the issuance of any shares of Series B-1 Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series B-1 Preferred Stock and, as applicable, Series B-2 Preferred Stock, held by the applicable Holder. A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Series B-1 Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of

the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Series B-1 Preferred Stock and, as applicable, the Series B-2 Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Series B-1 Preferred Stock.

e) Nasdaq Issuance Limitation. The Corporation shall not be obligated to issue, and the Holder shall not have the right to receive, upon conversion of the Series B-1 Preferred Stock, any shares of Common Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Corporation may issue in the aggregate pursuant to the transactions contemplated under the Securities Purchase Agreement without breaching the Corporation's obligations under the rules or regulations of the Nasdaq Capital Markets (the "Exchange Cap"), except that such limitation shall not apply after the date that Nasdaq Stockholder Approval is approved and deemed effective. Until such date, no holder of Series B-1 Preferred Stock shall be issued, in the aggregate pursuant to the terms of this Certificate of Designation, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the Series B-1 Subscription Price(as defined in the Securities Purchase Agreement) of such Holder and the denominator of which is the aggregate Total Subscription Price (as defined in the Securities Purchase Agreement) (with respect to each Holder, the "Exchange Cap Allocation"). In the event that the Holder shall sell or otherwise transfer any of the Holder's Series B-1 Preferred Stock, the transferee shall be allocated a pro rata portion of the Holder's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Series B-1 Preferred Stock shall convert all of such holder's Series B-1 Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Series B-1 Preferred Stock on a pro rata basis in proportion to the shares of Series B-1 Preferred Stock then held by each such Holder.

Section 7. Redemption.

a) Unless prohibited by Delaware law governing distributions to stockholders, each share of Series B-1 Preferred Stock and share of Series B-2 Preferred Stock (without regard to the Beneficial Ownership Limitation) shall be redeemed, on a pari passu basis, by the Corporation at a price per share equal to the Stated Value (the "Redemption Price"), on the date that is not more than sixty (60) days after receipt by the Corporation at any time on or after the date that is four (4) years after the Original Issue Date (the "Redemption Date") from holders holding a majority of the Series B-1 Preferred Stock and Series B-2 Preferred Stock (as a single class and without regard to the Beneficial Ownership Limitation) of written notice requesting redemption of all shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock (the "Redemption Request"). If on the Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

b) Rights Subsequent to Redemption. If on the Redemption Date the Redemption Price payable upon redemption of the shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest.

Section 8. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Series B-1 Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions that is payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Series B-1 Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled

to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 8(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder's Series B-1 Preferred Stock (without regard to the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Series B-1 Preferred Stock is outstanding, if the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Series B-1 Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Series B-1 Preferred Stock (without regard to the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution and assuming conversion of such Holder's shares of Series B-1 Preferred Stock as of such date (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in

abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

e) Adjustments for Dilutive Issuances. If and whenever, at any time(s) during the Adjustment Period, the Corporation issues or sells shares of Common Stock, Convertible Securities or Options (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, but excluding shares of Common Stock deemed to have been issued or sold by the Corporation in an Exempt Issuance) or to extend the term of such securities, for a consideration per share (the "New Issuance Price") less than the Fixed Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Fixed Conversion Price shall be reduced to an amount equal to the New Issuance Price; provided, however, the Fixed Conversion Price shall not be reduced at to an amount less than $0.10. For all purposes of the foregoing (including, without limitation, determining the adjusted Fixed Conversion Price and the New Issuance Price under this Section 8(e)), the following shall be applicable:

i. Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the then current Fixed Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(e)(i), the "lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the

lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration consisting of cash, debt forgiveness, assets or any other property received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

ii. Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the then current Fixed Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(e)(ii), the "lowest price per share for which one share of Common Stock is at any time issuable (or may become issuable assuming all possible market conditions) upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one share of Common Stock upon the issuance or sale of such Convertible Security plus the value of any other consideration received or

receivable consisting of cash, debt forgiveness, assets or other property by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price has been or is to be made pursuant to other provisions of this Section 8(e), except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made by reason of such issuance or sale.

iii. Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 8(a) above), the Fixed Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 8(e)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of this Note are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 8(e) shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

iv. Calculation of Consideration Received. If any shares of Common Stock, Option or Convertible Securities are sold in an offering (other than an Exempt Issuance) as an integrated unit, the consideration received will be apportioned among the securities offered according to the value their fair market value as determined jointly by the Corporation and the Requisite Holders. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Corporation therefor. If any shares of

Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation for such securities will be the arithmetic average of the Closing Sale Prices of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Requisite Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Requisite Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

v. Special Definitions. For purposes of this Section 8(e), the following definitions shall apply:

(A) "Exempt Issuance" shall mean the issuance of:

(I) shares of Common Stock, Options or Convertible Securities issued to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Corporation;

(II) shares of Common Stock upon the exercise or exchange of or conversion of any Options or Convertible Securities issued and outstanding on the Original Issue Date, provided that such Options or Convertible Securities have not been amended since the Original Issue Date to (i)

specifically increase the number of shares of Common Stock issuable thereunder, (ii) to decrease the exercise price, exchange price or conversion price of such Options or Convertible Securities (other than in connection with stock splits or combinations) to an exercise price, exchange price or conversion price less than the Fixed Conversion Price, or (iii) to extend the term of any such Options or Convertible Securities;

(III) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that such securities are issued as "restricted securities" (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the one-year period immediately following the Original Issue Date, and, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities;

(IV) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors;

(V) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 8 (a) through Section 8 (c) above;

(VI) shares of Common Stock issued upon conversion of shares of Series B-1 Preferred Stock in accordance with this Certificate of Designation;

(VII) shares of Common Stock issued upon conversion of shares of Series B-2 Preferred Stock in accordance with the Series B-2 Certificate of Designation; and

(VIII) shares of Common Stock, Options or Convertible Securities issued to a Holder that is a Purchaser under the Securities Purchase Agreement.

(B) "Adjustment Period" means the period beginning on the day immediately following the Original Issue Date and ending on the earlier of (i) the date upon which no shares of Series B-1 Preferred Stock are issued and outstanding and (ii) the date that is the 180th calendar day immediately following the Original Issue Date.

(C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(D) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

f) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 8, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series B-1 Preferred Stock, and shall cause to be delivered by email to each Holder at its email address in accordance with the terms of the Securities Purchase Agreement, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which

such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of its subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Holder's shares of Series B-1 Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Chief Financial Officer e-mail address jfile@evofem.com, or such other e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Corporation, or if no such e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Securities Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 9 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation

or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

c) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

f) Status of Converted or Redeemed Series B-1 Preferred Stock. If any shares of Series B-1 Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series B-1 Preferred Stock.

****

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation this 11th day of October, 2021.

/s/ Saundra Pelletier	/s/ Alexander A. Fitzpatrick
Name: Saundra Pelletier	Name: Alexander A. Fitzpatrick
Title: Chief Executive Officer	Title: Secretary

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Series B-1 Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B-1 Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the "Common Stock"), of Evofem Biosciences, Inc., a Delaware corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates as may be required by the Corporation. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: ______________________________

Number of shares of Series B-1 Preferred Stock owned prior to Conversion: _______________

Number of shares of Series B-1 Preferred Stock to be Converted: ________________________

Stated Value of shares of Series B-1 Preferred Stock to be Converted: ____________________

Number of shares of Common Stock to be Issued: ___________________________

Applicable Conversion Price:____

Number of shares of Preferred Stock subsequent to Conversion: ________________

Address for Delivery: ______________________

or

DWAC Instructions:

Broker no: _________

Account no: ___________

HOLDER

By:__________________________________

Name:

Title:

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:31 PM 10/11/2021
FILED 12:31 PM 10/11/2021
SR 20213477182 - File Number 4055778

EVOFEM BIOSCIENCES, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B-2 CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

The undersigned officers of Evofem Biosciences, Inc., a Delaware corporation (the "Corporation"), DO HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by its Amended and Restated Certificate of Incorporation as currently in effect (the "Certificate of Incorporation"), the said Board of Directors, at a duly called meeting held on October 6, 2021, at which a quorum was present and acted throughout, adopted the following resolution, which resolution remains in full force and effect on the date hereof, creating a series of preferred stock having a par value of $0.0001 per share, designated as Series B-2 Convertible Preferred Stock (the "Series B-2 Preferred Stock"), out of the Corporation's authorized shares of preferred stock of the par value of $0.0001 per share (the "Preferred Stock"):

RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors in accordance with applicable law and the provisions of the Certificate of Incorporation, the Board of Directors hereby creates, authorizes and provides for 5,000 shares of the Corporation's authorized Preferred Stock to be designated and issued as the "Series B-2 Convertible Preferred Stock," having the relative rights, preferences and limitations that are set forth as follows:

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

"Bloomberg" means Bloomberg, L.P.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Certificate of Designation" shall mean this Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock.

"Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin Board of Directors for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holder. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Corporation or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, Preferred Stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B-2 Preferred Stock in accordance with the terms hereof.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Holder" shall mean each of the holders of the Series B-2 Preferred Stock.

"Nasdaq Stockholder Approval" means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Corporation with respect to the issuance of shares of Common Stock upon conversion of the Series B-2 Preferred Stock and the Series B-1 Preferred Stock in excess of 19.99% of the issued and outstanding Common Stock on the Original Issue Date without regard to any restrictions or limitations set forth under this Certificate of Designation or the Series B-1 Certificate of Designation.

"Original Issue Date" means the date of the first issuance of any shares of Series B-2 Preferred Stock.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Securities Purchase Agreement" means the Securities Purchase Agreement entered into by and between the Corporation and the Holders on October 11, 2021 for the purchase of the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.

"Series B-1 Certificate of Designation" shall mean the Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock.

"Series B-1 Original Issue Date" means the date of the first issuance of any shares of Series B-1 Preferred Stock.

"Series B-1 Preferred Stock" means the series of preferred stock having a par value of $0.0001 per share, designated as Series B-1 Convertible Preferred Stock, out of the Corporation's authorized shares of Preferred Stock.

"Trading Day" means a day on which the principal Trading Market is open for business.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

"Transaction Documents" means this Certificate of Designation, the Series B-1 Certificate of Designation, the Securities Purchase Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated therein.

"Transfer Agent" means Philadelphia Stock Transfer, the current transfer agent of the Corporation, with a mailing address of 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003, and any successor transfer agent of the Corporation.

Section 2. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series B-2 Convertible Preferred Stock and the number of shares so designated shall be 5,000. Each share of Series B-2 Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1,000.00 per share (the "Stated Value"). The shares of Series B-2 Preferred Stock shall initially be issued and maintained in electronic book-entry form.

Section 3. Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 8, the Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of the Series B-2 Preferred Stock pari passu with any distribution to the holders of Series B-1 Preferred Stock, and equal (on an as-if-converted-to-Common-Stock basis, disregarding for such purposes any conversion limitations hereunder) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Series B-2 Preferred Stock, subject to and in accordance with Section 8 below.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Series B-2 Preferred Stock shall have no voting rights. However, as long as any shares of Series B-2 Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B-2 Preferred Stock (the "Requisite Holders"), (a) alter or change adversely the powers, preferences or rights given to the Series B-2 Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series B-2 Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Notwithstanding the foregoing, the affirmative vote of the Requisite Holders shall not be required for the Corporation to file the Series B-1 Certificate of Designation.

Section 5.

a) Liquidation. Upon (i) any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders of the Series B-2 Preferred Stock and holders of Series B-1 Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets, whether capital or surplus, of the Corporation, or (ii) in the event of a Deemed Liquidation Event (as defined below), the Holders of the Series B-2 Preferred Stock and holders of Series B-1 Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, in each case before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share of Series B-2 Preferred Stock and Series B-1 Preferred Stock equal to the Stated Value (the "Liquidation Amount"). After the payment to the Holders of the Series B-2 Preferred Stock and the holders of the Series B-1 Preferred Stock of all amounts distributable pursuant to this Section 5, the Holders of outstanding shares of Series B-2 Preferred Stock and holders of Series B-1 Preferred Stock will have no right or claim, based on their ownership of shares of Series B-2 Preferred Stock or Series B-1 Preferred Stock, to any of the remaining assets of the Corporation by reason of their ownership of Series B-2 Preferred Stock or Series B-1 Preferred Stock. For the avoidance of doubt, any remaining assets available for distribution to the stockholders of the Corporation after payment in full of the Liquidation Amount, or in the case of a Deemed Liquidation Event, the consideration not payable to the holders of the Series B-1 Preferred Stock and and the Holders of Series B-2 Preferred Stock as set forth above or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder. If upon any such Liquidation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders of shares of Series B-2 Preferred Stock and the holders of the Series B-1 Preferred Stock the full amount to which they shall be entitled under this Section 5, the holders of shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock shall share ratably and on a pari passu basis in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

b) Deemed Liquidation Events.

i. Definition. Each of the following events shall be considered a "Deemed Liquidation Event" unless the holders of a majority of the outstanding Series B-1 Preferred Stock and Series B-2 Preferred Stock (as a single class) elect otherwise by written notice sent to the Corporation at least twenty (20) days prior to the effective date of any such event:

(a) a merger or consolidation in which:

(i) the Corporation is a constituent party; or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b) (1) the sale, lease, transfer, or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, or other disposition is to a wholly owned subsidiary of the Corporation.

ii. Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 5(b)(i)(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the "Merger Agreement") provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation

Event shall be allocated to the holders of capital stock of the Corporation in accordance with this Section 5.

(b) In the event of a Deemed Liquidation Event referred to in Section 5(b)(i)(a)(ii) or 5(b)(i)(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each Holder of the Series B-2 Preferred Stock and holder of Series B-1 Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series B-2 Preferred Stock and Series B-1 Preferred Stock, and (ii) if the holders of a majority of the outstanding Series B-1 Preferred Stock and Series B-2 Preferred Stock (as a single class) so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the "Available Proceeds"), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem, on a pari passu basis, all outstanding shares of Series B-2 Preferred Stock and Series B-1 Preferred Stock at a price per share equal to the applicable Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series B-2 Preferred Stock and Series B-1 Preferred Stock, the Corporation shall redeem a pro rata portion of each holder's shares of Series B-2 Preferred Stock and Series B-1 Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders.

iii. Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer,, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Series B-2 Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Sections 6(d) and 6(e)) determined by dividing the Stated Value of such share of Series B-2 Preferred Stock by the Conversion Price then in effect. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Series B-2 Preferred Stock to be converted, the number of shares of Series B-2 Preferred Stock owned prior to the conversion at issue, the number of shares of Series B-2 Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile or e-mail such Notice of Conversion to the Corporation (such date, the "Conversion Date"). Upon delivery of the Notice of Conversion, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which the shares of Series B-2 Preferred Stock have been converted irrespective of the date of delivery of the Conversion Shares. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversion of shares of Series B-2 Preferred Stock, a Holder shall not be required to surrender the book-entry statement(s) evidencing such shares of Series B-2 Preferred Stock to the Corporation.

b) Conversion Price. The conversion price per Conversion Share for the Series B-2 Preferred Stock shall equal, with respect to any Conversion Date on which shares of Series B-2 Preferred Stock are being converted pursuant to this Section 6, the greater of (i) the Fixed Conversion Price on such Conversion Date and (ii) the Variable Conversion Price on such Conversion Date (the greater of (i) and (ii), the "Conversion Price"). "Fixed Conversion Price" means, with respect to any Conversion Date on which shares of Series B-2 Preferred Stock are being converted pursuant to this Section 6, the price computed as the product of (A) 0.85, multiplied by (B) the Closing Sale Price per share of Common Stock on the Original Issue Date of such shares of Series B-2 Preferred Stock, subject to adjustment as provided herein. "Variable Conversion Price" means, with respect to any Conversion Date on which shares of Series B-2 Preferred Stock are being converted pursuant to this Section 6, the price computed as the product of (X) 0.85, multiplied by (Y) the arithmetic average of the five (5) Closing Sale Prices per share of Common Stock during the five (5) consecutive Trading-Day period ending on and including the Trading Day immediately preceding such Conversion Date (such period, the "Variable Conversion

Measuring Period") (all such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Variable Conversion Measuring Period).

c) Mechanics of Conversion

i. Delivery of Conversion Shares Upon Conversion. Promptly after each Conversion Date but in any case within the earlier of (i) two (2) Trading Days and (ii) the Standard Settlement Period thereof (the "Share Delivery Date"), the Corporation shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Series B-2 Preferred Stock, which Conversion Shares shall be issued free of restrictive legends and trading restrictions, and a wire transfer of immediately available funds in the amount of accrued and unpaid dividends, if any. Conversion Shares issuable hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit or Withdrawal at Custodian system ("DWAC") if the Transfer Agent is then a participant in the DTC Fast Automated Securities Transfer Program, and otherwise by physical delivery of a book-entry statement(s), registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder is entitled pursuant to such conversion to the address specified by the Holder in the Notice of Conversion. If the number of shares of Series B-2 Preferred Stock to be converted pursuant to the applicable Notice of Conversion is less than the number of shares of Series B-2 Preferred Stock owned by the Holder immediately prior to the conversion effected pursuant to the applicable Notice of Conversion, then the Corporation shall, at its own expense, deliver (or cause its Transfer Agent to deliver) to the converting Holder a new book-entry statement, registered in the name of the Holder or its designee, evidencing the number of shares of Series B-2 Preferred Stock equal to (x) the number of shares of Series B-2 Preferred Stock owned by the Holder immediately prior to the conversion effected pursuant to the applicable Notice of Conversion, less (y) the number of shares of Series B-2 Preferred Stock converted pursuant to the applicable Notice of Conversion. The Corporation agrees to maintain a transfer agent that is a participant in the DTC Fast Automated Securities Transfer Program so long as any shares of Series B-2 Preferred Stock remain outstanding. As used herein, "Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the Corporation's primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion. Notwithstanding the foregoing, with respect to any Notice(s) of Conversion delivered by 12:00 p.m. (New York City time) on the Original Issue Date, the Corporation agrees to deliver the Conversion

Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Original Issue Date.

ii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such conversion pursuant to the applicable Notice of Conversion and (i) the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion and (ii) the Corporation shall, at its own expense, deliver (or cause its Transfer Agent to deliver) to the converting Holder a new book-entry statement, registered in the name of the Holder or its designee, evidencing the number of shares of Series B-2 Preferred Stock owned by the Holder immediately prior to the conversion pursuant to the applicable Notice of Conversion.

iii. Obligation Absolute; Partial Liquidated Damages. The Corporation's obligation to issue and deliver the Conversion Shares upon conversion of Series B-2 Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Series B-2 Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series B-2 Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Series B-2 Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion

Shares pursuant to Section 6(c)(i) on the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Stated Value of the Series B-2 Preferred Stock being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iv. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder's total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series B-2 Preferred Stock equal to the number of shares of Series B-2 Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B-2 Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice

indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver the Conversion Shares upon conversion of the shares of Series B-2 Preferred Stock as required pursuant to the terms hereof.

v. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B-2 Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series B-2 Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 8) upon the conversion of the then outstanding shares of Series B-2 Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B-2 Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Series B-2 Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, all of which taxes shall be paid by the Corporation, and such Conversion Shares shall be issued in the name of such Holder or in such name or names as may be directed by such Holder, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Series B-2 Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The

Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to DTC (or another established clearing corporation performing similar functions) required for same- day electronic delivery of the Conversion Shares.

viii. Registration; Book-Entry. The Corporation or its Transfer Agent shall maintain a register (the "Register") for the recordation of the names and addresses of the Holders of each share of Series B-2 Preferred Stock and the Stated Value of such shares. Each Holder and the Corporation shall maintain records showing the Stated Value converted and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of a book-entry statement upon conversion. If the Corporation or its Transfer Agent, as applicable does not update the Register to record such Stated Value converted and the dates of such conversions within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Series B-2 Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error.

ix. Pro Rata Conversion; Disputes. In the event that the Corporation receives a Conversion Notice from more than one Holder or holder of Series B-1 Preferred Stock for the same Conversion Date and the Corporation can convert some, but not all, of such Series B-2 Preferred Stock submitted for conversion, the Corporation shall convert from each Holder electing to have Series B-2 Preferred Stock converted on such date a pro rata amount of such Holder's shares of Series B-2 Preferred Stock submitted for conversion on such date based on the number of Shares of Series B-2 Preferred Stock and Series B-1 Preferred Stock submitted for conversion on such date by such Holder relative to the aggregate number of shares of Series B-2 Preferred Stock submitted for conversion on such date. In the event of a dispute as to the number of Conversion Shares issuable to a Holder in connection with a conversion of Series B-2 Preferred Stock, the Corporation shall issue to such Holder the number of Conversion Shares not in dispute and use commercially reasonable efforts to resolve such dispute with such Holder.

d) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series B-2 Preferred Stock, and a Holder shall not have the right to convert any portion of the Series B-2 Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any Persons acting as a group together with such Holder or any of such Holder's Affiliates (such Persons, "Attribution Parties")) would beneficially own in excess of the Beneficial Ownership

Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series B-2 Preferred Stock and, as applicable the Series B-1 Preferred Stock, with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of the Series B-2 Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series B-2 Preferred Stock and, as applicable, Series B-1 Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Series B-2 Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties, including without limitation, any shares of Series B-1 Preferred Stock) and of how many shares of Series B-2 Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Series B-2 Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Series B-2 Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation's most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder (which may be via email), the Corporation shall within three Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series B-2 Preferred Stock and, as applicable, the Series B-1 Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as

of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% (or upon the election by a Holder prior to the issuance of any shares of Series B-2 Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series B-2 Preferred Stock and, as applicable, Series B-1 Preferred Stock, held by the applicable Holder. A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Series B-2 Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Series B-2 Preferred Stock and, as applicable, the Series B-1 Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Series B-2 Preferred Stock.

e) Nasdaq Issuance Limitation. The Corporation shall not be obligated to issue, and the Holder shall not have the right to receive, upon conversion of the Series B-2 Preferred Stock, any shares of Common Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Corporation may issue in the aggregate pursuant to the transactions contemplated under the Securities Purchase Agreement without breaching the Corporation's obligations under the rules or regulations of the Nasdaq Capital Markets (the "Exchange Cap"), except that such limitation shall not apply after the date that Nasdaq Stockholder Approval is approved and deemed effective. Until such date, no holder of Series B-2 Preferred Stock shall be issued, in the aggregate pursuant to the terms of this Certificate of Designation, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the Series B-2 Subscription Price (as defined in the Securities Purchase Agreement) of such Holder and the denominator of which is the aggregate Total Subscription Price (as defined in the Securities Purchase Agreement) (with respect to each Holder, the "Exchange Cap Allocation"). In the event that the Holder shall sell or otherwise transfer any of the Holder's Series B-2 Preferred Stock, the transferee shall be allocated a pro rata portion of the Holder's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Series B-2 Preferred Stock shall convert all of such holder's Series B-2 Preferred Stock into a number of shares of Common Stock which, in the

aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Series B-2 Preferred Stock on a pro rata basis in proportion to the shares of Series B-2 Preferred Stock then held by each such Holder.

Section 7. Redemption.

a) Unless prohibited by Delaware law governing distributions to stockholders, each share of Series B-2 Preferred Stock and share of Series B-1 Preferred Stock (without regard to the Beneficial Ownership Limitation) shall be redeemed, on a pari passu basis, by the Corporation at a price per share equal to the Stated Value (the "Redemption Price"), on the date that is not more than sixty (60) days after receipt by the Corporation at any time on or after the date that is four (4) years after the Series B-1 Original Issue Date (the "Redemption Date") from holders holding a majority of the Series B-2 Preferred Stock and Series B-1 Preferred Stock (as a single class and without regard to the Beneficial Ownership Limitation) of written notice requesting redemption of all shares of Series B-2 Preferred Stock and Series B-1 Preferred Stock (the "Redemption Request"). If on the Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series B-2 Preferred Stock and Series B-1 Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

b) Rights Subsequent to Redemption. If on the Redemption Date the Redemption Price payable upon redemption of the shares of Series B-2 Preferred Stock and Series B-1 Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest.

Section 8. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Series B-2 Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions that is payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Series B-2 Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of

Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 8(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder's Series B-2 Preferred Stock (without regard to the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Series B-2 Preferred Stock is outstanding, if the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Series B-2 Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Series B-2 Preferred Stock (without regard to the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no

such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution and assuming conversion of such Holder's shares of Series B-2 Preferred Stock as of such date (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

e) Adjustments for Dilutive Issuances. If and whenever, at any time(s) during the Adjustment Period, the Corporation issues or sells shares of Common Stock, Convertible Securities or Options (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, but excluding shares of Common Stock deemed to have been issued or sold by the Corporation in an Exempt Issuance) or to extend the term of such securities, for a consideration per share (the "New Issuance Price") less than the Fixed Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Fixed Conversion Price shall be reduced to an amount equal to the New Issuance Price; provided, however, the Fixed Conversion Price shall not be reduced at to an amount less than $0.10. For all purposes of the foregoing (including, without limitation, determining the adjusted Fixed Conversion Price and the New Issuance Price under this Section 8(e)), the following shall be applicable:

i. Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the then current Fixed Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(e)(i), the "lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion,

exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration consisting of cash, debt forgiveness, assets or any other property received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

ii. Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the then current Fixed Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(e)(ii), the "lowest price per share for which one share of Common Stock is at any time issuable (or may become issuable assuming all possible market conditions) upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such

Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one share of Common Stock upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable consisting of cash, debt forgiveness, assets or other property by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price has been or is to be made pursuant to other provisions of this Section 8(e), except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made by reason of such issuance or sale.

iii. <u>Change in Option Price or Rate of Conversion</u>. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 8(a) above), the Fixed Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 8(e)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of this Note are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 8(e) shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

iv. Calculation of Consideration Received. If any shares of Common Stock, Option or Convertible Securities are sold in an offering (other than an Exempt Issuance) as an integrated unit, the consideration received will be apportioned among the securities offered according to the value their fair market value as determined jointly by the Corporation and the Requisite Holders. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation for such securities will be the arithmetic average of the Closing Sale Prices of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Requisite Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Requisite Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

v. Special Definitions. For purposes of this Section 8(e), the following definitions shall apply:

(A) "Exempt Issuance" shall mean the issuance of:

(I) shares of Common Stock, Options or Convertible Securities issued to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-

employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Corporation;

(II) shares of Common Stock upon the exercise or exchange of or conversion of any Options or Convertible Securities issued and outstanding on the Original Issue Date, provided that such Options or Convertible Securities have not been amended since the Original Issue Date to (i) specifically increase the number of shares of Common Stock issuable thereunder, (ii) to decrease the exercise price, exchange price or conversion price of such Options or Convertible Securities (other than in connection with stock splits or combinations) to an exercise price, exchange price or conversion price less than the Fixed Conversion Price, or (iii) to extend the term of any such Options or Convertible Securities;

(III) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that such securities are issued as "restricted securities" (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the one-year period immediately following the Original Issue Date, and, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities;

(IV) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors;

(V) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 8 (a) through Section 8 (c) above;

(VI) shares of Common Stock issued upon conversion of shares of Series B-1 Preferred Stock in accordance with the Series B-1 Certificate of Designation; and

(VII) shares of Common Stock issued upon conversion of shares of Series B-2 Preferred Stock in accordance with this Certificate of Designation; (VIII) shares of Common Stock, Options or Convertible Securities issued to a Holder that is a Purchaser under the Securities Purchase Agreement.

(B) "Adjustment Period" means the period beginning on the day immediately following the Original Issue Date and ending on the earlier of (i) the date upon which no shares of Series B-2 Preferred Stock are issued and outstanding and (ii) the date that is the 180th calendar day immediately following the Original Issue Date.

(C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(D) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

f) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 8, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series B-2 Preferred Stock, and shall cause to be delivered by email to each Holder at its email address

in accordance with the terms of the Securities Purchase Agreement, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of its subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Holder's shares of Series B-2 Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Chief Financial Officer e-mail address jfile@evofem.com, or such other e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Corporation, or if no such e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Securities Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 9 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if

sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

c) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

f) Status of Converted or Redeemed Series B-2 Preferred Stock. If any shares of Series B-2 Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series B-2 Preferred Stock.

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation this 11th day of October, 2021.

/s/ Saundra Pelletier	/s/ Alexander A. Fitzpatrick
Name: Saundra Pelletier	Name: Alexander A. Fitzpatrick
Title: Chief Executive Officer	Title: Secretary

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Series B-2 Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B-2 Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the "Common Stock"), of Evofem Biosciences, Inc., a Delaware corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates as may be required by the Corporation. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: ____

Number of shares of Series B-2 Preferred Stock owned prior to Conversion: _______________

Number of shares of Series B-2 Preferred Stock to be Converted: ________________________

Stated Value of shares of Series B-2 Preferred Stock to be Converted: ____________________

Number of shares of Common Stock to be Issued: ___________________________

Applicable Conversion Price:____

Number of shares of Preferred Stock subsequent to Conversion: ________________

Address for Delivery: ______________________
or
DWAC Instructions:
Broker no: _________
Account no: ___________

HOLDER

By:___________________________________
Name:
Title: